EXHIBIT 99.1

Contacts:

Scott M. Tsujita (I/R)	Pete Schuddekopf (Media)
Hypercom Corporation	Hypercom Corporation
602.504.5161	602.504.5383
stsujita@hypercom.com	pschuddekopf@hypercom.com
FOR IMMEDIATE RELEASE
Hypercom Announces Plans to Acquire e-Transactions Business Line of Thales
Obtains Financing Commitment from Francisco Partners
Names Philippe Tartavull Chief Executive Officer and a Director
Elects Norman Stout Chairman
Appoints Johann Dreyer and Expects to Appoint Keith Geeslin and Jack
McDonnell, Jr. to the Board
PHOENIX, December 20, 2007 — Hypercom Corporation (NYSE: HYC), the high security electronic transaction solution provider, announced today that:
•	It has entered into exclusive negotiations with Thales SA, a leading international electronics and systems group serving defense, aerospace and security markets worldwide, to acquire the e-Transactions business line of Thales.

•	It has obtained a $60 million financing commitment from Francisco Partners.

•	Philippe Tartavull has been promoted to Chief Executive Officer and President of Hypercom Corporation, effective immediately, and has been appointed to the Board of Directors. He was previously President and Chief Operating Officer of the Company.

•	Norman Stout has been elected Chairman of the Board, replacing Daniel D. Diethelm who will remain as a member of the Board.

•	Johann Dreyer, Chief Executive Officer and Director of S1 Corporation, has been appointed to the Hypercom Board of Directors, bringing the total number of directors to six. Upon the closing of the intended acquisition of the e-Transactions business line of Thales, Keith Geeslin, Partner of Francisco Partners, and Jack McDonnell, Jr., retired Chairman, Chief Executive Officer and founder of TNS, are expected to be appointed to the Hypercom Board of Directors.
Acquisition of e-Transaction Business Line of Thales
Hypercom today announced that it has entered into exclusive negotiations with Thales SA to acquire the e-Transactions business line of Thales. The e-Transactions business line of Thales is a leading provider of secure card payment solutions in France, Germany, the United Kingdom, Spain, Belgium and Sweden, and currently is a profitable business line of Thales Group’s Security Solutions & Services Division, with unaudited proforma, consolidated revenues for the first three quarters of 2007 of €104 million (US$142 million at an exchange rate of approximately 1.36 Euros to the Dollar).

The proposed business combination would represent the third largest global provider of electronic payment solutions and services.
The parties contemplate the execution of a fully negotiated share purchase agreement wherein Hypercom would purchase the e-Transaction business line of Thales for $120 million in cash with a potential earn out of up to an additional $30 million based upon the combined companies’ performance in 2008. Hypercom provided Thales with a binding offer on these terms.
Hypercom plans to finance the transaction with $60 million of the Company’s existing cash on hand, combined with a $60 million investment from Francisco Partners. Under the terms of this financing, Francisco Partners would provide a Senior Credit Facility of $60 million and be granted a warrant to purchase approximately 10.544 million shares of Hypercom common stock at $5.00 per share.
The proposed transaction will be submitted to, and the companies will seek the opinion of Thales SA’s Works Council employee representative bodies before entering into the definitive agreement.
“The e-Transactions business line of Thales is focused on high security electronic transaction solutions and is complementary in many ways, providing additional revenue with cost and technology synergies which we believe is a financially and operationally compelling combination,” said Philippe Tartavull, Chief Executive Officer and President, Hypercom Corporation. “The combination is expected to considerably strengthen our footprint in Western Europe, provide additional talented people to our global team, increase our economies of scale, deepen and diversify our R&D efforts, all of which would allow us to more quickly build market share while driving significant operating margin improvement.”
“Francisco Partners is excited about investing in Hypercom. We expect this to be an accretive and transformational acquisition that will drive long term growth and profitability. I believe that this acquisition will enhance Hypercom’s position in key European markets while offering increased scale to address the fast-growing developing markets in Asia and Latin America,” said Keith Geeslin, Partner, Francisco Partners.
Philippe Tartavull Named Chief Executive Officer, Hypercom
Hypercom today announced the appointment of Philippe Tartavull, 50, as Chief Executive Officer and President of Hypercom Corporation, effective immediately. Mr. Tartavull joined Hypercom in February 2007, and had been serving as President and Chief Operating Officer.
The Board of Directors utilized the services of an independent executive search firm to conduct an exhaustive search for a seasoned executive to fill the position vacated by the former Chief Executive Officer. Following a global search effort, the Board concluded that Mr. Tartavull is the executive best equipped to serve the interests of Hypercom stakeholders.
“Philippe Tartavull has done an outstanding job as President and Chief Operating Officer in his short time in this role,” said Daniel D. Diethelm, who led the CEO Search Committee. “While we met with many exceptional executives during the search, the Board unanimously concluded that Philippe is, without question, the best professional for the job.”

About Philippe Tartavull
Mr. Tartavull has more than 20 years of experience in the electronic payment, smart card and system integration and information technology industries in the U.S. and abroad.
From 1998 until immediately prior to joining Hypercom, he had been President of Oberthur Card Systems USA, following a year as that company’s Chief Operating Officer. Oberthur is one of the world’s leading providers of card-based solutions including SIM (Subscriber Identity Module) and multi-application smart cards as well as related software, applications and services.
From 1988 to 1998, Mr. Tartavull served as President and Chief Executive Officer of Thales/Syseca, Inc, a provider of system integration services and mission-critical software for the transportation and utilities industries. His previous positions included Vice President of Sales and Marketing for Syseca SA, Europe and North America, and managerial positions with Compagnie Internationale Des Services Informatiques (CISI), Baker International and European Management Oil & Gas Investment.
Mr. Tartavull earned a Masters in Business Administration from the Institut d’Administration des Enterprises, Sorbonne University, a Masters of Science in Engineering from Ecole Nationale Superieure des Pétroles et des Moteurs, and a Bachelor of Science in Engineering from the Centre d’Etudes Supérieures des Techniques Industrielles, all in Paris, France. He is also a graduate of the Executive Program at the University of California at Los Angeles’ Anderson School of Management.
Mr. Tartavull served on the Hypercom Board of Directors from April 2006 to February 2007, when he resigned as a director effective with his agreement to become the Company’s President.
Norman Stout Elected Chairman of the Board
The Company announced today the election of Norman Stout as Chairman of the Board of Directors of Hypercom Corporation, effective immediately. He replaces Daniel D. Diethelm, who remains an Independent Director of the Company.
Norman Stout has served as a director of the Company since April 2003 and previously served as Chairman of the Compensation Committee and as a member of the Audit Committee of the Board.
“Mr. Stout is the perfect person to have the Chairman role at Hypercom today,” said Mr. Diethelm. “He will be an enormous resource to our new CEO and the Hypercom management team as we undertake the integration of these entities.”
About Norman Stout
Mr. Stout is Chief Executive Officer of Mitel US, the United States operating division of Mitel Networks Corp., and a member of the board of Mitel. He served as Chief Executive Officer and a member of the Board of Directors of Inter-Tel, Inc., a Phoenix-based business communications provider, from February 2006 to August 2007, when Inter-Tel was acquired by Mitel. Mr. Stout joined Inter-Tel in June 1998, and had also served as its Chief Strategy Officer and Chief Administrative Officer. He was also a member of Inter-Tel’s Board of Directors from 1994 to 1998.
Immediately prior to Inter-Tel, Mr. Stout served as Chief Operating Officer of Oldcastle Architectural Products in 1998, President of Oldcastle Architectural West from 1996 to 1998, and President of Oldcastle’s Superlite Block subsidiary from 1993 to 1998. Mr.

Stout was Chief Executive Officer of Boorhem-Fields, Inc., a Dallas, Texas manufacturer of crushed stone, from 1990 to 1993, and its Chief Financial Officer from 1986 to 1990.
Mr. Stout is a Certified Public Accountant, and was employed by Coopers & Lybrand from 1982 to 1986. He received a Bachelor of Business Administration in accounting from Texas A&M University and a Masters in Business Administration from the University of Texas.
Hypercom Adds New Directors
In addition to appointment of Philippe Tartavull, the Company announced today the election of Johann Dreyer to the Hypercom Board of Directors, bringing the total number of directors to six.
In accordance with the terms of the Senior Credit Facility, and upon funding provided simultaneous with the closing of the intended acquisition of Thales e-Transactions, Francisco Partners would be entitled to appoint two members to Hypercom’s Board of Directors — Keith Geeslin and Jack J. McDonnell, Jr.
“We have a commitment to our shareholders to have a Board with strong industry, technology and global management experience. With the addition of Johann Dreyer and the expected addition of Keith Geeslin and Jack McDonnell, we intend to further fulfill this commitment,” said Norman Stout, Chairman of the Board. “I look forward to serving with them and generating the value shareholders expect.”
About Johann Dreyer
Johann J. Dreyer, 49, is President, CEO and Director of S1 Corporation. From 2005 to 2006, he served as President of that Company’s Community Financial International Retail Banking and Global ATM/POS business.
Mr. Dreyer was co-founder of Mosaic Software, a global software company specializing in payments systems purchased by S1 in November 2004. Before S1’s acquisition of Mosaic Software and from 2002, Mr. Dreyer served as Group Chief Executive Officer of Mosaic. From 1999 to 2002, he served as Executive Chairman of Mosaic Software and General Manager of Mosaic’s American operations. He served as Chief Executive Officer of Mosaic from 1994.
Prior to that, Mr. Dreyer was the founder and Chief Executive Officer of Software Collage, a payments consulting firm in South Africa that was merged into Mosaic Software in 1994. Before that he was Director of Development for EFT Company (later Linkdata) in South Africa, a company that built the first retail payments network in South Africa.
Mr. Dreyer started his career in 1983 at Boland Bank where he was responsible for the development of the bank’s ATM network.
Mr. Dreyer holds a Bachelor of Commerce Degree in Computer Science from the University of Stellenbosch in South Africa.
About Keith B. Geeslin
Keith B. Geeslin, 54, is a Partner of Francisco Partners, a firm specializing in structured investments in technology companies undergoing strategic, technological and operational inflection points.

From 2001 until October 2003, he served as Managing General Partner of the Sprout Group, a venture capital firm, a division of DLJ Capital Corporation, which is a subsidiary of Credit Suisse First Boston (USA), Inc. with which he became associated in 1984.
Mr. Geeslin has a long association with the electronic payment industry as an investor in the spinout of Card Establishment Services from Citicorp (subsequently sold to First Data) and as an investor and board member of VeriFone from 1986 to 1995. He is a member of the board of directors of Blue Coat Systems, CommVault Systems and Synaptics.
Mr. Geeslin holds a Masters of Science in Engineering and Economic Systems from Stanford University and a Masters of Arts in Philosophy, Politics and Economics from Oxford University.
About Jack J. McDonnell, Jr.
Jack J. McDonnell, Jr., 70, founded TNS, Inc., a leading provider of data communications services to processors of credit/debit card and ATM transactions globally, in 1990, and served as Chairman and Chief Executive Officer from April 2001 to September 2006.
Prior to that, he served as Chairman and Chief Executive Officer of PaylinX Corp., a software provider for transaction processing, from November 1999 until it was sold to CyberSource Corp in September 2000. Prior to that, Mr. McDonnell founded Transaction Network Services, Inc, in 1990 and served as that company’s President, Chief Executive Officer and director. Mr. McDonnell is also a founder and director of the Electronic Funds Transfer Association. He was the recipient of KPMG Peat Marwick LLP’s 1997 High Tech Entrepreneur Award and the Rensselaer Polytechnic Institute 2002 Entrepreneur Award. Mr. McDonnell is a member of the boards of CyberSource and DealerTrack.
He holds a Masters of Science in Electrical Engineering from Renssalaer Polytechnic Institute, a Bachelor of Science in Electrical Engineering from Manhattan College, and an Honorary Doctorate of Humane Letters from Marymount University.
Conference Call
Hypercom has scheduled a conference call to discuss the above mentioned matters. The call will be held today, Thursday, December 20 at 4:15 pm EST and will be available either though telephone dial-in or audio web cast.
The dial-in number is 888.609.5666 for North American callers and 913.312.6687 for international callers. There is no access code required for the call.
To access the audio web cast, please go to Hypercom’s website, http://ir.hypercom.com at least two minutes prior to the call to register.
A replay of the conference call can be accessed approximately one hour after the conclusion of the live call and will be available until Midnight, Sunday, January 20, 2008. The replay number for North American callers is 888.203.1112 and 719.457.0820 for international callers. The replay access code is 2368432. A replay of the call can also be accessed in the “audio archive” section of http://ir.hypercom.com, where it will remain until the next results release.

About Hypercom (www.hypercom.com)
Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products and services. The Company’s solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, healthcare, prepaid, unattended and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits.
About e-Transactions Business Line of Thales (www.thales-e-transactions.com)
A European leader in secure electronic payment solutions, the e-Transactions business line of Thales provides fixed, portable and mobile payment terminals, as well as integrated EFT solutions, unattended payment devices and secure PIN Pads for ATMs. In 2005, Thales acquired Wynid Technologies, the French market leader for integrated electronic payment solutions for the retail, petroleum, ticketing and parking sectors, with an installed base of more than 70,000 points of sale products.
About Francisco Partners
Francisco Partners is a leading global private equity firm focused exclusively on investments in technology and technology-enabled services businesses. With approximately $5 billion of committed capital, Francisco Partners pursues structured investments in technology companies, targeting investments in private companies, public companies and divisions of public companies, with transaction values ranging from $30 million to $3 billion. For additional information, visit www.franciscopartners.com.
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Hypercom is a registered trademark of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners. This press release includes statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: (i) expected acquisition results and benefits; (ii) the ability of the Company to enter into definitive acquisition documentation acceptable to it; (iii) the expected consummation of the transactions described in this press release; (iv) provided the transactions described in this press release are consummated, the Company’s ability to rationalize product lines, retain customers, retain key employees, obtain the synergies it anticipates, and obtain the ongoing services it needs from Thales; (v) the qualifications of the Company’s new Chief Executive Officer, new Chairman, and new directors; (vi) the Company’s expected future performance; (vii) market acceptance of new products and services; and (viii) product performance, product sales, revenues and profits. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, factors that could cause actual results to differ materially from those in forward-looking statements include, the ability to successfully integrate the technologies, operations and personnel of acquired businesses in a timely manner; the ability to obtain the expected strategic and financial benefits from acquisitions; the ability to attract and retain qualified executives and directors; industry, competitive and technological changes; the loss of, and failure to replace any significant customers; the composition, timing and size of orders from and shipments to major customers; inventory obsolescence; market acceptance of new products and services; the performance of suppliers and subcontractors; risks associated with international operations and foreign currency fluctuations; the state of the U.S. and global economies in general; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K/A, as well as the Company’s subsequent reports on Forms 10-Q and 8-K, as may be amended from time to time. Forward-looking statements speak only as of the date made and are not guarantees of future performance. The Company undertakes no obligation to publicly update or revise any forward-looking statements. HYCP